SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 31st day of August, 1992 by and among Merrill LYNCH (SUISSE) INVESTMENT MANAGE S.A., a corporation organized under the laws of Switzerland (hereinafter referred to as "MLSIM"), Merrill LYNCH ASSET MANAGEMENT U.K. LTD., a corporation organized under the laws of England and Wales (hereinafter referred to as "MLAM U.K."), and MERRILL LYNCH CONSULTS IRNATIONAL PORTFOLIO, an unincorporated business trust under the laws of the Commonwealth of Massachusetts (the "Fund").

                                  WITNESSETH:

     WHEREAS, the Fund is engaged in business as a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, MLSIM and MLAM U.K. are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

     WHEREAS, MLSIM has entered into an investment advisory agreement with the Fund (the "Advisory Agreement"), dated August 31, 1992, pursuant to which MLSIM will provide investment advisory and management services to the Fund; and

     WHEREAS, MLAM U.K. is willing to provide sub-advisory services to MLSIM with respect to the cash position of the Fund on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, MLAM U.K. and MLSIM hereby agree as follows:

                                   ARTICLE I
                              Duties of MLAM U.K.

     MLSIM hereby employs MLAM U.K. to act as sub-adviser to MLSIM and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to the cash position of the Fund, as described below, subject to the supervision of MLSIM and the Trustees of the Fund, for the period and on the terms and conditions set forth in this Agreement. MLAM U.K. hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation from MLSIM provided for herein. MLAM U.K. and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         MLAM U.K. shall provide MLSIM with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of the portion of the cash position of the Fund for which MLSIM determines MLAM U.K. shall serve as sub-adviser. All advice and recommendations provided by MLAM U.K. shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the

Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively).

                                   ARTICLE II
                       Allocation of Charges and Expenses

     MLAM U.K. assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all Trustees of the Fund who are affiliated persons of MLAM U.K.

                                  ARTICLE III
                           Compensation of MLAM U.K.

     For the services rendered, the facilities furnished and expenses assumed by MLAM U.K., MLSIM, and not the Fund, shall pay to MLAM U.K. such compensation as MLSIM and MLAM U.K. shall agree upon from time to time.

                                   ARTICLE IV
                      Limitation of Liability of MLAM U.K.

     MLAM U.K. shall not be liable for any errorof judgment or mistake of law or for any loss arising out of any investment or for any act of omission in the performance of sub-advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, MLAM U.K. shall include any affiliates of MLAM U.K. performing services for MLSIM contemplated hereby and directors, officers and employees of MLAM U.K. and such affiliates.

                                   ARTICLE V
                            Activities of MLAM U.K.

     The services of MLAM U.K. to the Fund are not to be deemed to be exclusive, and MLAM U.K. and any person controlled by or under common control with MLAM U.K. (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is, understood that Trustees, officers, employees and shareholders of the Fund are or may become interested in MLAM U.K. and its affiliates, as directors, officers, employees and shareholders of MLAM U.K. and its affiliates are or may become similarly interested in the Fund, and that MLAM U.K. and directors, officers, employees, partners and shareholders of its affilates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI
                   Duration and Termination of this Agreement

     This Agreement shall become effective as of the date first above written and shall remain in force until August 31, 1994 and thereafter, but only so long as such continuances is specifically approved at least annually by (i) the

Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by MLSIM or by vote of a majority of the outstanding voting securities of the Fund, or by MLAM U.K., on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement.

                                  ARTICLE VII
                          Amendments of this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                 Governing Law

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company act, the later shall control.

                                   ARTICLE X
                               Personal Liability

     The Declaration of Trust establishing the Fund dated June 26, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Consults International Portfolio" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the "Trust Property" only shall be liable.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       MERRILL LYNCH (SUISSE) INVESTMENT
                                       MANAGEMENT S.A.


                                       By: /s/
                                           ----------------------------



                                       MERRILL LYNCH ASSET MANAGEMENT U.K. LTD.


                                       By: /s/
                                           ----------------------------



                                       MERRILL LYNCH CONSULTS INTERNATIONAL
                                       PORTFOLIO

                                       By: /s/
                                           ----------------------------